UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 28, 2014

JACKSONVILLE BANCORP, INC.
 (Exact name of registrant as specified in its charter)

Florida	000-30248	59-3472981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 North Laura Street, Suite 1000
Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

(904) 421-3040
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2014, the Board of Directors (the “Board”) of Jacksonville Bancorp, Inc. (the “Company”) appointed Robert B. Goldstein as a new director.  In connection with his appointment, the Board named Mr. Goldstein to serve on the Board’s Organization and Compensation Committee, its Nominating and Corporate Governance Committee and its Executive Committee. Subject to regulatory approval, Mr. Goldstein will also serve as a director of the Company’s wholly owned subsidiary, The Jacksonville Bank (the “Bank”).

Also on October 28, 2014, John W. Rose delivered notice of his resignation as a director of the Company and the Bank, effective upon receipt of regulatory approval for Mr. Goldstein’s directorship with the Bank.  Mr. Goldstein is a principal of CapGen Financial Group and will replace Mr. Rose as one of the director designees of CapGen Capital Group IV LP (“CapGen”), the Company’s largest shareholder.  As an affiliate of CapGen, Mr. Goldstein may be deemed to beneficially own shares owned by CapGen.

Mr. Goldstein is also a direct holder of shares of the Company’s common stock and nonvoting common stock, and a former debt holder pursuant to revolving loan agreements entered into with the Company in 2010 and 2011 (the “Revolvers”), which are further described in the Company’s periodic reports filed with the SEC.  In December 2012, Mr. Goldstein purchased 500 shares of the Series A preferred stock (which were later converted into 50,000 shares of nonvoting common stock) in the Company’s private placement offering, in consideration for his cancellation of $500,000 in outstanding debt of the Company—the entire amount outstanding under the Revolvers.  After the December 2012 private placement, the Company did not borrow again under the Revolvers, and in the second quarter of 2013, Mr. Goldstein’s commitments under the Revolvers were reduced to zero.  The largest amount of principal outstanding under the Revolvers in 2012 was $500,000, and Mr. Goldstein earned $16,267 in interest in connection with the Revolvers in 2012.

As previously reported in the Company’s SEC filings, on August 26, 2014, the Board appointed A. Hugh Greene as a new director.  At the time of his appointment, Mr. Greene had not yet been named to serve on any committees of the Board.  On October 28, 2014, the Board named Mr. Greene to serve on the Board’s Audit Committee, its Organization and Compensation Committee and its Nominating and Corporate Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

	By:	/s/ Valerie A, Kendall
	Name:	Valerie A. Kendall
	Title:	Executive Vice President
and Chief Financial Officer

Date: October 31, 2014